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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-22845-99, 333-22823-99, 333-52755-99 and 333-33756-99), Form S-4 Registration No. 333-34162-99, Forms
S-3 (Registration Nos. 333-33432-99 and 333-32668-99) and Form S-1 Registration No. 333-20357-99 of Pegasus Communications Corporation of the report of Pegasus Satellite Communications, Inc. dated February 27, 2001 relating to the financial statements and financial statement schedule, which appear in the Form 10-K, as amended by this Amendment No. 1 to Form 10-K/A.





PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 4, 2001